UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2002

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)
OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

200 SW Market Street, Suite 1900
Portland, Oregon 97201
(address of Principal Executive Offices)(Zip Code)

(503) 546-2491
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits
(a)	Financial statements of business acquired.

Not applicable.
(b)	Pro Forma Financial Information

Not applicable.
(c)	Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit

(99)	Press Release

Item 9. Regulation FD Disclosure

On November 8, 2002, Umpqua Holdings Corporation issued a press release announcing that it received shareholder approval of an Agreement and Plan of Reorganization with Centennial Bancorp pursuant to which Centennial Bancorp will merge with and into Umpqua Holdings Corporation, with Umpqua Holding Corporation the surviving corporation. All information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: November 8, 2002	By: /s/ Raymond P. Davis Raymond P. Davis President and Chief Executive Officer

EXHIBIT 99

UMPQUA HOLDINGS CORPORATION
Parent company for Umpqua Bank and Strand, Atkinson, Williams & York

FOR IMMEDIATE RELEASE

Contacts:
Lani Hayward Umpqua Holdings Corporation 503-228-2117 lanihayward@umpquabank.com	Dan Sullivan Umpqua Holdings Corporation 503-546-2492 dansullivan@umpquabank.com
Neal McLaughlin Centennial Bancorp 503-973-5556 nmclaughlin@centennialbank.com	Ken Ray KVO Public Relations 503-221-7415 ken_ray@kvo.com

UMPQUA HOLDINGS AND CENTENNIAL BANCORP SHAREHOLDERS
 OVERWHELMINGLY APPROVE MERGER

PORTLAND, Ore. - Nov. 8, 2002 -- Umpqua Holdings Corporation (NASDAQ: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, and Centennial Bancorp (NASDAQ: CEBC), parent company of Centennial Bank, announced today that over 98% of their respective shareholders voting at the meetings approved the acquisition by Umpqua Holdings of Centennial Bancorp and the related merger of Centennial Bank into Umpqua Bank. The parties have also received all regulatory approvals and anticipate closing the transaction on November 15, 2002.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon state-chartered bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank, established in 1953 and headquartered in Roseburg, Oregon, has 45 stores in 11 Oregon counties, in addition to retail and wholesale mortgage lending offices in Coos Bay, Bend and Clackamas. It also has the largest ATM network of any Oregon-based bank, with more than 80 locations throughout the state. Umpqua Bank holds total assets of $1.59 billion and total deposits of $1.35 billion as of September 30, 2002. Umpqua Holdings also owns a retail brokerage subsidiary, Strand, Atkinson, Williams & York, which has nine locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores.

Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

About Centennial Bancorp

Centennial Bancorp (NASDAQ: CEBC) is a bank holding company organized in 1981, whose subsidiary is Centennial Bank. Both Centennial Bancorp and Centennial Bank are headquartered in Portland, Oregon. Centennial Bank is a full-service commercial bank, focusing on small and middle-market businesses, which currently operates twenty-three banking offices. Thirteen are in the Portland metropolitan area; two in Vancouver, Washington; one in Salem; and six in Lane County. The Bank also operates four mortgage-lending offices, and seven commercial banking centers directed to the needs of middle market commercial customers. Centennial Bank is currently celebrating its twenty-fifth year of operations. As of September 30, 2002, Centennial Bancorp held total assets of $867.4 million and total deposits of $745.4 million.

Centennial Bancorp's common stock is traded on the NASDAQ National Market, and is included in the Russell 2000 Index under the symbol "CEBC." For more information, please contact Centennial Bancorp, One SW Columbia Street, Suite 900, Portland, Oregon 97258. Telephone: 503/973-5556; Fax: 503/973-5557. Web address: www.centennialbank.com.

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This press release includes a forward-looking statement regarding the expected date of consummation of the merger. This statement is subject to risk and uncertainty. The ability of Umpqua Holdings Corporation and Centennial Bancorp to fulfill their respective closing conditions of the transaction is a risk factor, and the actual closing may occur later than anticipated.